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                                                                    Exhibit 23.5


           CONSENT OF HARRY V. TUCEI, CERTIFIED PETROLEUM GEOLOGIST


                                August 19, 1997




I hereby consent to the inclusion in the Joint Proxy Statement/Prospectus included in this Registration Statement on Form S-4 of the summary of my report with respect to the non-producing oil and gas mineral interests of The Home-Stake Oil & Gas Company and The Home-Stake Royalty Corporation and to the reference in such Registration Statement as to my having prepared such report.


                                       /s/ Harry V. Tucei
                                       Harry V. Tucei, CPG #3581